UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2004

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

14315 West Hardy Road, Houston, Texas 77060

(Address of principal executive offices)

(281) 847-0029

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Description of New Agreements

On November 8, 2004, Registrant entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with Avalanche Resources, Ltd. (“Avalanche”), Kevin C. Maddox (“Maddox”) and an investment group composed of Big Bend XI Investments, Ltd. (“Big Bend”), Crestview Capital Master, LLC (“Crestview”), Midsummer Investment Ltd., HLTFFT, LLC, Richard Kiphart, Islandia, L.P. and Crestview Warrant Fund, L.P. (collectively, the “Purchasers”) in which Avalanche and Maddox agreed to sell all 34,338,246 shares of Common Stock (the “Shares”) and warrants to purchase 3,719,768 shares of Common Stock of Registrant (the “Seller Warrants”) owned by them to the Purchasers (the “COC Transaction”). The Purchasers paid an aggregate of $10,800,000 in cash (the “Proceeds”) to Avalanche and Maddox for the Shares and the Seller Warrants (collectively the “Securities”), at prices ranging from $.25 to $.40 per share, for an average price per share of $.31 for the Shares and $350,000 for the Seller Warrants. The source of the funds used by the Purchasers was private funds. The COC Transaction was closed on November 12, 2004 and resulted in a change of control of Registrant.

Contemporaneously with the execution of the Stock Purchase Agreement, and as a condition to the closing of the transactions contemplated thereby, Avalanche, Maddox and Registrant entered into an Exchange Agreement (the “Exchange Agreement”) with Sponsor Investments, LLC (“Sponsor”) in which Sponsor agreed to exchange its option to acquire a 49.9% ownership interest in TieTek LLC (“TieTek”), Registrant’s operating subsidiary, and other consideration for the issuance of 43,114 shares of a new Series CC Preferred Stock (subject to adjustment) of Registrant and a warrant (the “Warrant”) to purchase additional shares of Series CC Preferred Stock of Registrant (the “Sponsor Transaction”). The 43,114 shares Series CC Preferred Stock (subject to adjustment) would be convertible into approximately 39,920,190 shares of Registrant Common Stock (the “Exchange Shares”) and the Preferred Stock purchasable under the Sponsor Warrant would be convertible into an estimated 8,479,594 shares of Registrant Common Stock (the “Warrant Shares”). Upon consummation of the Sponsor Transaction, and assuming full conversion of the Preferred Stock, Sponsor would own approximately 33% of the total outstanding shares of Registrant Common Stock and a Warrant to purchase 50% of the shares of Registrant Common Stock now subject to outstanding warrants. The consummation of the Sponsor Transaction may result in a further change of control of Registrant.

Consummation of the transactions contemplated by the Exchange Agreement is subject to satisfaction of the following additional conditions, among others: (i) receipt by Registrant of an opinion regarding the fairness of the transaction to the stockholders of Registrant, (ii) approval of the issuance of the Exchange Shares and the Warrant Shares by the stockholders of Registrant, (iii) listing of the Exchange Shares and the Warrant Shares with Nasdaq, (iv) replacement of the current directors and officers of Registrant with two directors designated by the Purchasers, two directors designated by Sponsor, and a fifth director, Henry W. Sullivan, who will also serve as the chief executive officer of Registrant, (v) the waiver by Maddox of any severance payments from Registrant in connection with his resignation as an officer and director of the Company, and his delivery to the Company of $450,000 of the Proceeds, (vi) the exchange by certain holders of Series AA and Series BB Preferred Stock of their shares for shares of Series CC Preferred Stock, (vii) execution and delivery of a Registration Rights Agreement with respect to the Exchange Shares and the Warrant Shares, (viii) execution and delivery of a Pledge Agreement by Avalanche and Maddox and delivery of $1,500,000 of the Proceeds of the sale of the Securities into a pledge account to secure the indemnification obligations of Avalanche and Maddox under the Exchange Agreement, (ix) execution of a Stockholders Agreement among the Purchasers and Sponsor regarding the management of Registrant, and (x) the execution of a settlement agreement, withdrawal of arbitration, mutual releases and covenants not to sue, among the Purchasers, Avalanche, Sponsor and Registrant’s directors, settling and dismissing all outstanding claims among those parties. Stockholders holding a majority of Registrant’s issued and outstanding voting shares have agreed to approve the Sponsor Transaction by written consent.

Previous Agreement with Sponsor

The Exchange Agreement materially changes the relationship of Sponsor, Registrant and TieTek, as it currently exists under the Regulations of TieTek entered into between Sponsor and Registrant in February 2004 in connection with a $14,000,000 financing provided to Registrant by Tie Investors, LLC (“Tie Investors”), a Sponsor affiliate. Under those Regulations, Registrant’s wholly owned subsidiary, TTI, holds the entire Class A membership interest (consisting of 1,000 units), and Sponsor holds the entire Class B membership interest (consisting of a single unit), in TieTek. In addition, Sponsor acquired the option (the “Sponsor Option”) to purchase 499 Class A membership interests (49.9%) of TieTek from TTI for $5,000,000, subject to reduction for payments made to certain royalty holders. The Sponsor Option was exercisable between February 5, 2006 and February 5, 2011. If Sponsor exercised the Sponsor Option, either Sponsor or Registrant would be able, within one year, to submit an offer to the other party to either sell its interest or buy the interest of the other party, at the same offering price. Upon receipt of such notice, the receiving party would have to elect to either buy or sell at the other party’s offering price within a specified period of time. The agreement with Sponsor further prohibited Registrant and Sponsor from competing with TieTek and from pursuing new business expansion opportunities involving the building of additional railroad crosstie manufacturing lines or plants or the manufacture of related products using the patents or technology owned by TieTek, without first offering them to TieTek. If Registrant or Sponsor were unable or unwilling to provide the financing necessary to pursue such business opportunity, the other party would be able to pursue such business opportunity for its own interest, but would have to pay TieTek a royalty of 5% (or as otherwise agreed) of revenues from the sale of goods manufactured by such business opportunity.

Under the Regulations, Sponsor had the right to elect a majority of the Board of Managers of TieTek. Registrant had the right to receive annual distributions from TieTek to pay its tax liability for each year allocable to TieTek operations. In addition, after December 31, 2006 Registrant was entitled to receive a cash distribution of 25.5% of TieTek’s net income for that year (the “Mandatory Distribution”). To the extent that Registrant received any distributions for taxes or Mandatory Distribution, Sponsor was entitled to receive a distribution or service fee essentially in the same amount distributed to Registrant. The exact amount to be paid Sponsor would be determined as if the Sponsor Option had been exercised prior to payment of such taxes or Mandatory Distribution to Registrant. In addition, Registrant, Sponsor or affiliates of either would be able to provide TieTek with services (e.g. accounting, legal, computer support, etc.) that were reasonably necessary and receive payment for such services. Such services were required to be provided on a cost efficient basis.

Reasons for Exchange Agreement and Restructuring of Sponsor Relationship

The Exchange Agreement is the result of negotiations between Sponsor and Registrant to resolve their differences regarding the management and funding of TieTek. On March 15, 2004, Registrant submitted a new business opportunity proposal to the Board of Managers of TieTek in accordance with the requirements of the Regulations described above that new business opportunities be presented to the TieTek Board of Managers. The submission contemplated an equity investment of at least $15,000,000 by each of Registrant and Sponsor to fund the construction of two additional lines at the Marshall facility, a two-line plant in the eastern U.S. and a two-line plant in the western U.S. On March 24, 2004, a meeting of the Board of Managers was held and the new business opportunity proposal was tabled by vote of the Sponsor-majority members until further review. On March 31, 2004, Sponsor filed a lawsuit against Mr. Maddox, who had delivered the new business opportunity plan, seeking to have him removed as one of the two Registrant representatives on the Board of Managers, claiming that the proposed equity infusion was so irrational as to be a breach of Mr. Maddox’s fiduciary duties and warranted his removal. On April 23, 2004, mediation between the parties was not successful in resolving the dispute. After the mediation concluded, Registrant elected to withdraw its new business opportunity proposal.

On June 24, 2004, Registrant and certain affiliates filed suit in state district court in Marshall, Texas against Sponsor and Tie Investors (the “NATK Lawsuit”). The subject of the suit was the $14,000,000 loan made by Tie Investors in February 2004. The suit alleged, among other things, that Sponsor and Tie Investors engineered the loan transaction to exact from Registrant and certain affiliates, compensation in an amount more than twice the legal rate of interest. Registrant and certain affiliates were seeking the full relief available by law, including forfeiture by Sponsor of the Sponsor Option and refund of all other interest charges, and forfeiture of the $14,000,000 principal amount.

On July 14, 2004, Tie Investors notified Registrant that TieTek was in default of the credit facility with Tie Investors as a result of the NATK Lawsuit. Registrant had until August 13, 2004 to cure such default by dismissing the NATK Lawsuit. Tie Investors agreed to waive the default upon the execution of the Exchange Agreement, subject to the satisfaction of all conditions precedent to closing the Exchange Agreement

The lawsuits and the inability of the TieTek Board of Managers to function effectively have seriously hampered TieTek and its operations, and have been a major drain on the time, resources and success of Registrant. As a result, management of Registrant determined that a restructuring of the relationship with Sponsor was essential in order to resolve these conflicts and provide the maximum opportunity for TieTek’s success and to enhance shareholder value. After negotiations initiated by certain of the Purchasers who are also holders of Series AA and Series BB Preferred Stock (the “Preferred Purchasers”), Sponsor agreed to exchange its Class B membership interest in TieTek and the Sponsor Option for shares of a new series of convertible preferred stock equal to 33% of the outstanding shares of Registrant and a Warrant to purchase shares of convertible preferred stock convertible into a number of shares of common stock equal to 50% of the unexpired warrants outstanding of Registrant, on the terms and subject to the conditions set forth in the Exchange Agreement outlined above.

An essential condition of the Exchange Agreement was that Maddox and Avalanche sell all their shares and warrants to purchase shares in Registrant. The Preferred Purchasers also negotiated the purchase of the Securities from Maddox and Avalanche for the consideration and on the terms and conditions set forth in the Stock Purchase Agreement. As a result of the surrender of the Class B membership interest and the Sponsor Option pursuant to the Exchange Agreement, all of the rights of Sponsor with respect to TieTek under the Regulations will be terminated, including but not limited to all ownership interests in TieTek and related options and the right to receive direct distributions from TieTek and to participate on its Board of Managers. The loan facility from Tie Investors LLC will remain in place and be unaffected by the Exchange Agreement, except that Registrant will reaffirm the validity of the ancillary loan agreement and Registrant and TTI will be released as obligors.

Control Persons

Avalanche is a limited partnership organized under the laws of the state of Texas owned by Maddox and Franklin A. Mathias. Prior to the execution of the Stock Purchase Agreement, Maddox was the President and Chief Executive Officer and a director of Registrant, and Mr. Mathias was Chairman of the Board of Directors of Registrant. Both resigned all positions following approval of the Stock Purchase Agreement by the Board of Directors of Registrant on November 9, 2004. Prior to the closing of the COC Transaction, Avalanche and Mr. Maddox beneficially owned approximately 49% of the outstanding voting shares of Registrant and each was a control person of Registrant.

Prior to the COC Transaction, the Purchasers collectively held approximately 5% of the outstanding voting shares consisting of 3,749,999 shares of Registrant Common Stock. The Purchasers also held warrants to purchase Common Stock and Preferred Stock convertible into Common Stock which, on a fully diluted basis, would equal approximately 22% of the outstanding shares. As a result of the consummation of the COC Transaction, the Purchasers hold 55% of the outstanding voting shares of Registrant, or approximately 58% on a fully diluted basis, before the issuance of the Exchange Shares and the Warrant Shares, and will own 38% on a fully diluted basis thereafter.

Sponsor held no shares of Registrant’s stock or other securities prior to the Sponsor Transaction. As a result of the Sponsor Transaction, Sponsor will hold 33% of the outstanding shares of Registrant’s voting stock, assuming all shares of Preferred Stock are converted into Common Stock, and 50% of Registrant’s outstanding warrants.

See “Item 5.01. Change in Control” for information regarding the control persons of the Purchasers and Sponsor and “Item 5.02. Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers” for information regarding the arrangement or understandings among the former and new control groups with respect to election of directors.

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Exchange Agreement, Registrant has agreed to sell to Sponsor 43,114 shares of Series CC Preferred Stock which are convertible into approximately 39,920,190 shares of Registrant Common Stock and a Warrant to purchase additional shares of Preferred Stock which upon conversion would constitute approximately 8,479,594 shares of Common Stock, at an exercise price of $1.00 per share. The primary consideration to be received by Registrant upon the closing of the Exchange Agreement will be the surrender of Sponsor’s Class B Membership Interest, the Sponsor Option. The Exchange Shares and the Sponsor Warrant were offered and will be sold in a private transaction in accordance with Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, based on Sponsor’s investment representations and position as an informed, accredited investor. The sale will be made without the use of an underwriter or selling agent, and no commissions or underwriting discounts will be paid in connection with such sale.

The Sponsor Warrant has a five year term and is exercisable at $1.00 per common share equivalent at any time, in whole or in part. The number of shares exercisable under the Sponsor Warrant and the exercise price are subject to adjustment in the event of a stock split, combination, reclassification, stock distribution or dividend and the issuance by Registrant of shares at a price below the exercise price of the Sponsor Warrant. The Sponsor Warrant also contains customary provisions regarding the conversion of the Sponsor Warrant in the event of a reclassification, consolidation, merger, sale of substantially all the assets of Registrant or similar corporate transaction.

Pursuant to the Stock Purchase Agreement, the Preferred Purchasers have agreed to exchange their shares of Series AA and Series BB Preferred Stock for shares of Series CC Preferred Stock pursuant to the terms and conditions of an Exchange Agreement for CC Preferred. Shares of Series AA Preferred shall be exchanged on a one-for-one basis, and shares of Series BB shall be exchanged on the basis of one share of Series BB for 1.8 shares of Series CC. The shares issued to the Preferred Purchasers will be sold in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act for this exchange of securities with Registrant’s existing security holders in a transaction in which no commission or underwriting discount is paid.

Registrant has entered into a Side Letter Re: Liquidated Damages and Accrued and Unpaid Dividends with the Preferred Purchasers providing for the issuance of an aggregate of 724,619 shares of Common Stock of Registrant to the Preferred Purchasers in settlement of their claim for liquidated damages for late registration of the shares of Registrant’s stock held by the Preferred Purchasers under the Registration Rights Agreements entered into with Registrant, and for the failure to pay dividends on the Preferred Stock. Such shares were offered and sold in a private transaction in accordance with Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, based on the Preferred Purchasers’ investment representations and position as informed, accredited investors. The sale was made without the use of an underwriter or selling agent, and no commissions or underwriting discounts were paid in connection with such sale.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01. CHANGE IN CONTROL

The following table reflects the beneficial stock ownership of the former and new control groups of Registrant. The number and percentage of shares beneficially owned has been calculated pursuant to Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which each selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days. For purposes of determining beneficial ownership in this table, all the shares underlying the Series CC Preferred Stock, the Seller Warrants and the Sponsor Warrant have been included, although the Series CC Preferred Stock and certain warrants held by the Purchasers contain limitations on their conversion if such conversion would result in the holder becoming the beneficial owner of more than 4.99% of Registrant’s Common Stock. Only shares of Common Stock entitle the holder to voting rights.

Stockholder	Pre-Transactions Ownership	% of Shares Outstanding	Post- Transactions Ownership	% of Shares Outstanding
Avalanche Resources, Ltd. (1)	38,275,662	52.11%	0	—
Sponsor Investments, LLC (2)	0	—	48,399,784	40.74%
Big Bend XI Investments, Ltd. (3)	0	—	17,892,473	25.42%
Crestview Capital Master, LLC (4)	11,335,009	14.51%	19,735,612	24.46%
Midsummer Investment, Ltd. (5)	5,339,863	7.12%	11,383,983	15.03%
Islandia, L.P. (6)	0	—	2,361,122	3.35%
Richard Kiphart (7)	2,000,419	2.82%	2,905,023	4.06%
HLTFFT, LLC (8)	0	—	3,072,005	4.25%
Purchasers as a group (7 parties)	18,6,75,291	22.07%	57,350,218	64.40%

(1) Includes warrants to purchase 3,700,000 shares of Common Stock owned by Avalanche, and 1,342,794 shares of Common Stock and warrants to purchase an additional 19,768 shares owned by Mr. Maddox, all of which were sold in the COC Transaction. Also includes 158,824 shares of Common Stock and warrants to purchase an additional

58,824 shares owned by Mr. Mathias, which are not being sold in the COC Transaction. The power to vote or dispose of the shares beneficially owned by Avalanche is held by Messrs. Maddox and Mathias.

(2) Includes warrants to purchase 8,479,594 shares of Common Stock. The power to vote or dispose of the shares beneficially owned by Sponsor is held by Sammons Enterprises, Inc. and Astraea Investment Management Services, LLC.

(3) The power to vote or dispose of the shares beneficially owned by Big Bend XI Investments, Ltd. is held by Morton Meyerson.

(4) Includes 2,916,666 shares of Common Stock, 3,325,752 shares of Common Stock underlying warrants, 925,925 shares of Common Stock underlying Series AA Preferred Stock, and 4,166,666 shares of Common Stock underlying Series BB Preferred Stock held by Crestview Capital Master, LLC, and 1,859,994 shares of Common Stock underlying warrants owned by Crestview Warrant Fund, L.P. Crestview Capital Partners, LLC controls Crestview Capital Master, LLC and Crestview Warrant Fund, L.P. The power to vote or dispose of the shares beneficially owned by Crestview Capital Master, LLC and Crestview Warrant Fund, L.P. is shared by Stewart Flink, Richard Levy, Robert Hoyt and Daniel Warsh. Stewart Flink is a principal of Dillon Capital, Inc., an NASD-member firm, which has had no involvement in this transaction.

(5) Includes 3,703,703 shares of Common Stock underlying Series AA Preferred Stock and 1,636,160 shares of Common Stock underlying warrants. Midsummer Capital, LLC is the investment advisor to Midsummer Investment, Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of Common Stock owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of Common Stock held by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of Registrant’s Common Stock, and neither person has any legal right to maintain such delegated authority.

(6) The power to vote or dispose of the shares beneficially owned by Islandia, L.P. is held by Richard Berner.

(7) Includes 833,333 shares of Common Stock, 231,481 shares of Common Stock underlying Series AA Preferred Stock, and 935,605 shares of Common Stock underlying warrants.

(8) Includes 1,212,121 shares of Common Stock and warrants to purchase 1,859,884 shares of Common Stock. The power to vote or dispose of the shares beneficially owned by HLTFFT, LLC is held by Harris Toibb.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Pursuant to the terms of the Exchange Agreement, the Stock Purchase Agreement and the related Stockholders Agreement among Sponsor and the Purchasers, all of the officers and directors of Registrant in office immediately prior to execution of those agreements have been or will be replaced. Three of the five current directors, Messrs. Maddox, Mathias and Tim R. Reeves, resigned as directors immediately after the Board of Directors meeting on November 9, 2004 at which the Exchange Agreement and the Stock Purchase Agreement were approved. Also at that meeting, Henry W. Sullivan was elected a director of Registrant. Mr. Sullivan, along with directors John C. Malone and Robert E. Chain, will serve as the continuing directors until the expiration of ten days after mailing of the notice on Schedule 14f-1 to the Registrant’s stockholders, at which time representatives of the Purchasers will be elected. Upon closing of the transactions set forth in the Exchange Agreement, the Purchasers have the right to designate two new directors, and Sponsor and Big Bend have the right to appoint the new Chief Executive Officer, who will serve as the fifth director. As of the current date, the Purchasers have designated Robert Hoyt and Kenneth Scott to serve as directors, and Henry Sullivan has been designated and elected to serve as the fifth director. Sponsor has not yet named its two new director designees.

Effective upon the signing of the Stock Purchase Agreement and Exchange Agreement on November 8, 2004, Mr. Maddox was removed as Registrant’s President and chief executive officer, and Henry W. Sullivan was elected the new President and chief executive officer. The Purchasers and Sponsor have the right to appoint all officers of Registrant other than the chief executive officer, who is appointed by the mutual agreement of the Purchasers and Big Bend.

On November 12, 2004, Registrant filed with the SEC and mailed to its stockholders a notice on Schedule 14(f)-1 regarding the change in the constitution of its board of directors. On or before November 22, Registrant expects to obtain the written consent of stockholders owning beneficially a majority of its outstanding shares of Common Stock to the issuance of the Exchange Shares and the Sponsor Warrant Sponsor as contemplated by the Exchange Agreement, in accordance with NASD Marketplace Rules. The Purchasers hold a majority of Registrant’s issued and outstanding voting shares and have agreed to approve the Sponsor Transaction by written consent. Promptly after that consent is obtained, an Information Statement will be sent to all stockholders of Registrant informing them of the action taken. Twenty days after the mailing of that Information Statement, and assuming all remaining conditions precedent to closing have been satisfied, the closing of the Exchange Agreement will occur (the “EA Closing”).

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAW; CHANGE IN FISCAL YEAR

Registrant will amend its Certificate of Incorporation immediately prior to the EA Closing to establish a new Series CC Preferred Stock. The final terms of the Series CC Preferred Stock will be contained in the Certificate of Designation to be filed as an exhibit to the next periodic report filed by Registrant after the amendment is effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Henry W. Sullivan
Henry W. Sullivan, CEO

Dated: November 15, 2004